Securities and Exchange Commission
                           Washington, D.C. 20549
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                                  FORM 8-A

                     Securities and Exchange Commission
                           Washington, D.C. 20549

             For registration of certain classes of securities
                  pursuant to section 12(b) or (g) of the
                      Securities Exchange Act of 1934


                    CCC INFORMATION SERVICES GROUP INC.
           (Exact name of registrant as specified in its charter)


         DELAWARE                                        54-1242469
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


WORLD TRADE CENTER CHICAGO                             60654
   444 MERCHANDISE MART                              (Zip Code)
    CHICAGO, ILLINOIS
(Address of principal executive offices)

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Securities to be registered pursuant to Section 12(b) of the Act:
                                    NONE

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-64132

Securities to be registered pursuant to Section 12(g) of the Act:


                        Common Stock, $.10 Par Value
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                              (Title of class)


Item 1. Description of Registrant's Securities to be Registered.

         A description of the Common Stock, par value $0.10 per share, (the "Securities") of CCC Information Services Group Inc. (the "Registrant") is contained in the prospectus which forms a part of Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 333-64132) (the "S-3 Registration Statement"), as filed on July 27, 2001 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (such prospectus being the "Prospectus"). The description of the Securities contained on pages 4 through 9 of the Prospectus, under the caption "Description of Our Capital Stock," is hereby incorporated by reference into this Form 8-A.


Item 2. Exhibits.

         1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K (File No. 000-28600) filed by the Registrant with the Securities and Exchange
                  Commission on April 17, 2001).

         2 Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant
                  (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K (File No. 000-28600) filed by the Registrant with the Securities and Exchange Commission on April 17, 2001).

         3        Amended and Restated Bylaws of the Registrant
                  (incorporated herein by reference to Exhibit 3.2 of the Annual Report on Form 10-K (File No. 000-28600) filed by the Registrant with the Securities and Exchange
                  Commission on April 1, 1999).


                                 SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 19, 2001            CCC INFORMATION SERVICES GROUP INC.


                                    By_______________________________________
                                           Reid E. Simpson
                                           Executive Vice President and
                                           Chief Financial Officer



                               Exhibit Index

Exhibit           Description

1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K (File No. 000-28600) filed by the Registrant with the Securities and Exchange
                  Commission on April 17, 2001).

2 Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant
                  (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K (File No. 000-28600) filed by the Registrant with the Securities and Exchange Commission on April 17, 2001).

3                 Amended and Restated Bylaws of the Registrant
                  (incorporated herein by reference to Exhibit 3.2 of the Annual Report on Form 10-K (File No. 000-28600) filed by the Registrant with the Securities and Exchange
                  Commission on April 1, 1999).